KEENSPOT ENTERTAINMENT
EXCLUSIVE WEB PUBLISHING CONTRACT

This agreement is entered into by Benny R Powell ("CREATOR"), on the one part, and KEENSPOT ENTERTAINMENT, a general partnership ("KEENSPOT") on the other.

1. Exclusive Rights During the term of this agreement, CREATOR agrees that KEENSPOT is the sole World Wide Web ("web") publisher of Red Giant Entertainment ("the property"). These rights are limited to publication of comic book pages from the property on a website that can be accessed for free by any internet browsing software. The specific pages, frequency of web publication, and general presentation shall be determined by CREATOR.

2. CREATOR Rights KEENSPOT agrees that all content provided by CREATOR, including but not limited to characters, concepts, and visuals, are the intellectual property of CREATOR, who retains 100% ownership of the property.

3. CREATOR Obligations CREATOR agrees to have property's site hosted by KEENSPOT at a KEENSPOT-branded subdomain (i.e. nameofcomic.keenspot.com). CREATOR agrees to put ad slots in control of KEENSPOT. CREATOR will run at least three KEENSPOT-supplied ad slots per page (sizes 728x90, 160x600, and 300x250), will display the KEENSPOT Headerbar at the top of each page, and will display the cross-promotional KEENSPOT Newsbox prominently on each page.

4. KEENSPOT Obligations KEENSPOT agrees to pay to CREATOR 50% of all gross revenue generated from the exclusive rights outlined in Article 1, with 'gross revenue' defined as all proceeds earned by KEENSPOT from all sources through the use of the property during the term of this agreement. The initial payment shall be sent approximately 90 days after the first month that the property's KEENSPOT-branded website has launched, after which earnings shall be paid out to CREATOR on a consistent monthly basis with reporting statements attached.

5. Independent Contractor CREATOR is being engaged as an independent contractor. This status is not only viable for state law purposes, but also for federal tax purposes. Unless otherwise required to do so under procedures not now foreseen, KEENSPOT will not treat CREATOR as an Employee for tax purposes, but rather CREATOR is responsible for paying their own estimated income and self-employment taxes.

6. Term The term of this agreement commences upon its execution. It shall terminate when notice of termination by one party to the other is received, with thirty (30) days' notice provided.

7. Indemnity CREATOR agrees to indemnify and hold KEENSPOT and all of its partners (and their partners) harmless from any liability, damages, actions, costs, and expenses incurred on account of the content of the CREATOR's material, including but not limited to defamation suits, and including but not limited to reasonable attorneys fees and costs of defense. KEENSPOT reserves the right to refuse to publish any material which, in KEENSPOT's discretion would increase KEENSPOT's risk of liability.

8. Mediation/Arbitration The parties agree to mediate through an independent mediator approved by both CREATOR and KEENSPOT any controversy or claim arising out of or relating to this Agreement or the breach thereof, with the costs of mediation to be shared equally.

9. Attorneys Fees The prevailing party shall be entitled to attorneys fees in addition to other costs incurred in any litigation or arbitration necessary to enforce the provisions of this agreement or matters arising out of this agreement.

10. Notices Except as otherwise expressly provided by law, notices or other communications required or permitted by this agreement or by law to be given to either party shall be in writing and shall be deemed given when personally delivered to the party to whom it is directed, or, in lieu of such personal service, when deposited in the United States mail, first-class postage prepaid, addressed to the party shown near its signature below, or to such change of address noticed in the manner provided in this section.

11. Binding Effect This agreement is binding upon and shall inure to the benefit of the transferees, successors and assigns of the respective parties.

12. Counterparts This Agreement may be signed in counterparts and shall have the same force and effect as if all parties executed one document.

CREATOR SIGNATURE

Dated: 6-30-10

By: Benny R Powell [signature]
CREATOR

Address: 614 E Hwy 50 #235
Clermont, FL 34711

Phone #: 407-484-0002

Email Address: wizbenny@aol.com

Name of Property: Red Giant Entertainment

SS#/TIN: ______________________

KEENSPOT SIGNATURE

Dated: **6-30-10**

By: [signature]
KEENSPOT ENTERTAINMENT, a general partnership
Address: P.O. Box 1463, Apple Valley, CA 92307
Phone #: (760) 900-7768 (SPOT)
Toll-Free Phone #: 1-888-KEENSPOT

PREFERRED METHOD OF CONTRACT DELIVERY: Sign this contract, scan it in at a resolution of at least 300dpi, and E-Mail the file to keenspot@keenspot.com. Then sign a second copy of this contract and send both copies to KEENSPOT's mailing address (above). KEENSPOT will then sign both copies and return one to your mailing address for your own records.